EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form 10-K (No. 000-55927) of SecureTech Innovations, Inc. (the “Company”) of our report dated March 24, 2026, except for Notes 3, 5, 12, and 15, as to which the date is August 4, 2026, relating to the consolidated financial statements of the Company, which appears in this Annual Report on Form 10-K/A for the year ended December 31, 2025.

/s/ Gary Cheng CPA Limited

Gary Cheng CPA Limited

Hong Kong SAR

August 5, 2026